Exhibit 10.1
AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER
     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (“Amendment”) is made as of August 2, 2006 among GREAT AMERICAN FINANCIAL RESOURCES, INC., a Delaware corporation (“Parent”), PROJECT GARDEN ACQUISITION INC., a Delaware corporation (“Acquisition Sub”), and CERES GROUP, INC., a Delaware corporation (the “Company”).
R E C I T A L S:
     WHEREAS, Parent, Acquisition Sub and the Company are parties to the Agreement and Plan of Merger dated as of May 1, 2006 and amended as of May 12, 2006 (the “Merger Agreement”); and,
     WHEREAS, the parties hereto desire to amend Section 2.2 of the Merger Agreement in certain respects, all on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained hereinafter, the parties hereto do hereby agree as follows:
     1. Amendment to Section 2.2 of the Merger Agreement. Section 2.2 of the Merger Agreement is hereby amended in its entirety to read as follows:
“At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Acquisition Sub (the “Acquisition Sub Certificate of Incorporation”), until thereafter changed or amended as provided therein or by Applicable Law, except that Article I thereof shall be amended to read as follows: ‘The name of the corporation is CERES GROUP, INC. (the “Corporation”).’; Article IV thereof shall be amended to read as follows: ‘The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) and all of such shares shall be of the par value of $.01 per share.’; and an Article VI thereof relating to indemnification and limitation of liability of directors shall be added to so that the Certificate of Incorporation of the Surviving Corporation shall be in the form attached hereto as Exhibit A.
     2. Miscellaneous. Except as expressly amended by this Amendment, the Merger Agreement shall remain in full force and effect as originally executed and delivered by the parties. Sections 8.4 through 8.10 and Section 8.12 of the Merger Agreement are hereby incorporated by reference in this Amendment, with “Amendment” to be inserted for “Agreement” in each instance.

     IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date and year first above written.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

By:	/s/ Mark F. Muething

Name: Mark F. Muething
Title: Executive Vice President

PROJECT GARDEN ACQUISITION INC.

By:	/s/ Mark F. Muething

Name: Mark F. Muething
Title: President

CERES GROUP, INC.

By:	/s/ Thomas J. Kilian

Name: Thomas J. Kilian
Title: President and Chief Executive Officer

Exhibit A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CERES GROUP, INC.
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     The Certificate of Incorporation of Ceres Group, Inc. was originally filed on October 22, 1998, file number 2953971. This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 245 and 242 of the General Corporation Law of the State of Delaware.
I.	The name of the corporation is CERES GROUP, INC. (the “Corporation”).
II.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
III.	The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
IV.	The total number of shares of stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) and all of such shares shall be of the par value of $.01 per share.
V.	The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.
VI.	Indemnification Rights and Limitation of Director Liability.
          (a) Indemnification Rights. (1) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
     (2) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.
          (b) Advancement of Expenses. (1) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys’ fees) actually and reasonably incurred by any person by reason of the fact that such person is or was a director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.
     (2) To the maximum extent permitted under the Delaware General Corporation Law, the Corporation shall pay all expenses (including attorneys’ fees) actually and reasonably incurred by any person by reason of the fact that such person is or was an officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by the Corporation on its own behalf, it being understood that such an action does not include any derivative suit instituted by a stockholder of the Corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.
          (c) Limitation on Liability of Directors. To the maximum extent permitted under the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director.
          (d) Nonexclusivity and Benefit. The indemnification rights granted pursuant to this Article VI shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.
          (e) Effect of Repeal, Amendment or Termination. To the maximum extent permitted under the Delaware General Corporation Law, no repeal of or restrictive amendment of this Article VI and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VI shall apply to or affect adversely any right or protection of any director, officer or employee of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.
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